PORTFOLIO SUPPORT AND LICENSE AGREEMENT

     This Agreement, dated as of November 14th 2018 is made by and between Flaherty & Crumrine Incorporated, a California corporation
("Consultant/Licensor"), and Guggenheim Funds Distributors, LLC., ("Guggenheim" or "Licensee") as sponsor to, Flaherty & Crumrine Preferred Portfolio, Series 47 (the "Trust").

                                    RECITALS
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     A. Consultant/Licensor is an investment adviser federally registered or exempt under the Investment Advisers Act of 1940, as amended.

     B. Guggenheim sponsors, underwrites and distributes a wide array of unit investment trusts ("UITs").

     C. Consultant/Licensor has developed an investment strategy (which includes without limitation selection criteria and methodology) set forth in Schedule A (the "Strategy"), and Consultant/Licensor owns rights in and to the Strategy and the proprietary data relating to the Strategy (such rights, including without limitation, copyright, trademark or proprietary rights and trade secrets, being hereinafter collectively referred to as the "Intellectual Property").

     D. The parties desire to enter into an agreement whereby
Consultant/Licensor, shall provide to Guggenheim a list of securities selected in accordance with the Strategy (any securities selected in accordance with the Strategy are referred to herein as "Appropriate Securities") for deposit by Guggenheim, in its discretion, into the Trust.

     E. Consultant/Licensor uses in commerce and has trade name, trademark and/or service mark rights to the marks set forth in Schedule B (such rights are individually and collectively referred to herein as the "Marks").

     F. Licensee wishes to use the Strategy, Intellectual Property and the Marks in connection with the Trust.

     The parties agree as follows:

     1.   Consultant/Licensor Services.

     (a) Selection of Securities. Prior to 4:00 p.m. (C.S.T.) on the third business day before November 15th , 2018 (such prior day being the "Target Date"), Consultant/Licensor shall provide Guggenheim with a list of Appropriate Securities for deposit by Guggenheim, in its sole discretion, into the Trust. If Consultant/Licensor fails to provide Guggenheim with a list of Appropriate Securities prior to 4:00 p.m. on the Target Date: (i) Consultant/Licensor shall be liable (and shall promptly pay) for any costs and expenses incurred by Guggenheim and the Trust resulting from such delay and (ii) the Portfolio Fee and the License Fee set forth in Section 4, below, shall each be reduced by one
(1) basis point for each 24-hour period of delay following 4:00 p.m. on the Target Date. The date that the Appropriate Securities are deposited is referred to herein as the "Deposit Date". Guggenheim shall provide to Consultant/Licensor the registration statement relating to the Trust (the "Registration Statement"). Consultant/Licensor hereby covenants, represents and warrants that, as of any Trust's Deposit Date, any list of Appropriate Securities furnished pursuant to this Agreement shall be appropriate for inclusion in such Trust based on the investment objectives and criteria set forth in the Trust's Registration Statement. Consultant/Licensor further covenants, represents and warrants that as of the Trust's Deposit Date, the Appropriate Securities and any consultation it provides with respect to the Trust will be consistent, and not conflict, with that provided to other Consultant/Licensor clients with similar investment objectives and strategies and a substantially similar investment program.

     (b) Consultation. Consultant/Licensor shall:

          (i) upon Guggenheim's reasonable request, provide Guggenheim with information about the Appropriate Securities as reasonably necessary for use by Guggenheim in preparing and updating Registration Statement disclosures and marketing materials for the Trust; and

          (ii) promptly review for accuracy and completeness information provided and disclosures made in the Registration Statement for the Trust in which the Appropriate Securities are deposited.

     (c) Key Personnel and Standard of Performance. Consultant/Licensor represents and warrants that: (i) the services will be performed with that degree of skill and care generally observed by companies performing the same or similar services and (ii) the services will be provided in compliance with all applicable statutes, acts, ordinances, laws, rules, regulations, codes and standards.

     (d) Non-disclosure. Neither Consultant/Licensor nor any if its officers, directors, employees, members or agents shall disclose in any manner any information concerning the Trust, including any Appropriate Securities, prior to the Trust's Deposit Date.

     2. Grant of License.

     (a) Grant. Subject to the terms and conditions of this Agreement, Consultant/Licensor hereby grants to the Licensee a non-transferable (except as otherwise provided herein), license to use and refer to the Consultant/Licensor Marks, Strategy and Intellectual Property (i) in connection with the creation, issuance, sale, marketing and promotion of the Trust in order to indicate (x) that the securities included in the Trust are determined through the use of the Strategy, and (y) that Consultant/Licensor is the source of the Strategy; (ii) as may otherwise be required by applicable laws, rules or regulations and court orders or under this Agreement; and (iii) in the name of the Trust (collectively, the "License").

     (b) Scope. Consultant/Licensor agrees that Licensee has the right to sublicense the License to the Trust or other appropriate party if necessary or helpful in achieving the intent of this Agreement.

     (c) Ownership and Retention of Rights. The Licensee acknowledges that the Strategy and the Consultant/Licensor Marks are the exclusive property of Consultant/Licensor and that Consultant/Licensor has and retains all Intellectual Property rights therein. Except as otherwise specifically provided herein, Consultant/Licensor reserves all rights to the Strategy and the Consultant/Licensor Marks, and this Agreement shall not be construed to transfer to the Licensee any ownership right to, or equity interest in, any of the Strategy or the Consultant/Licensor Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.

     (d) Duty to Maintain. During the term of this Agreement, Consultant/Licensor shall use its best efforts to maintain in full force and effect U.S. federal registrations for the Consultant/Licensor Marks.

     3. Term. The term of this Agreement shall commence as of the date set forth above and shall remain in full force and effect until the termination of the Trust.

     4. Fees. As consideration for the services and license granted herein, Guggenheim shall pay to Consultant/ Licensor the following fees (which fees are Trust costs that Guggenheim expects the Trust to reimburse pursuant to the applicable Trust Indenture):

          (a) a portfolio consulting fee equal to eighteen basis points (.18%) of the aggregate daily liquidation value of transactional sales (specifically excluding fee-based sales) made during the primary offering period of the Trust (the "Portfolio Fee"); and

          (b) a license fee equal to seven basis points (.07%) of the aggregate daily liquidation value of transactional sales (specifically excluding fee-based sales) made during the primary offering period of the Trust (the "License Fee").

The Portfolio Fee and License Fee shall be paid on a one-time basis on or before the 15th day of the second month after the close of the primary offering period. Consultant/Licensor acknowledges that (a) Guggenheim may at any time determine that it does not wish to go forward with a primary offering of the Trust and, if it so determines, Guggenheim shall not be responsible for the payment of any Portfolio Fee or License Fee under this Agreement, (b) Guggenheim may delay the Deposit Date in its discretion, and (c) Guggenheim has full authority to determine the length of any offering period, and may shorten or lengthen such offering period for any reason in its sole discretion.

     5. Relationship of the Parties. This Agreement shall not be deemed to create any partnership or joint venture between Guggenheim and Consultant/Licensor, and the services provided by Consultant/Licensor shall be as an independent contractor and not as an employee or agent of Guggenheim. Consultant/Licensor shall have no authority whatsoever to bind Guggenheim on any agreement or obligation. Consultant/Licensor agrees that it shall not hold itself out as an employee or agent of Guggenheim.

     6. Confidentiality. A party may obtain proprietary, non-public information concerning the other party during the term of this Agreement. Each party shall keep such information confidential and shall not use such information in any manner. In no event shall the following information be deemed a disclosing party's proprietary, non-public information: (a) information that is or becomes generally available to the public other than as a result of disclosure by the receiving party; (b) information that was within the receiving party's possession prior to its being furnished by the disclosing party; (c) information that becomes available to the receiving party from a third party who is not, to the receiving party's knowledge, bound by an obligation of confidentiality to the disclosing party and (d) information that is independently developed by the receiving party without the receiving party violating its obligations under this agreement. Each party acknowledges that a breach of this Section would cause permanent and irreparable damage for which money damages would be an inadequate remedy. Therefore, each party shall be entitled to seek equitable relief in the event of any breach of the provisions of this Section in addition to all other remedies available at law or in equity.

     7. Indemnification. Consultant/Licensor shall defend, indemnify and hold harmless Guggenheim from any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) ("Losses") which Guggenheim suffers by reason of any claims, demands, actions or suits brought by a third party arising from Consultant/Licensor's (a) failure to comply with this Agreement or (b) breach of a representation or warranty contained in this Agreement. .Guggenheim will indemnify Consultant/Licensor against, and hold it harmless from, any and all Losses which Consultant/Licensor suffers by reasons of any claims, demands, actions or suits brought by a third party in connection with the Trust; provided, however, Guggenheim shall not be obligated pursuant to the foregoing to indemnify Consultant/Licensor for any Losses directly resulting from the willful misfeasance, bad faith or gross negligence on the part of Consultant/Licensor in the performance of its duties, or from reckless disregard by it of its obligations and duties, under this Agreement.

     8. Limitation of Liability. Neither party shall be liable to the other party for any liabilities, damages, costs and expenses except for those resulting from the other party's breach of a representation or warranty contained in this Agreement, gross negligence or willful misfeasance. Notwithstanding the above, in no event shall either party be liable to the other party for any punitive, special, indirect, consequential, incidental or similar damages or losses, regardless of how such damages or losses arise. Nothing in this paragraph is intended to limit a party's right to indemnification under
Section 7.

     9. Representations and Warranties.

     (a) Guggenheim. Guggenheim represents, warrants and covenants that it is a corporation duly organized, existing and in good standing under the laws of the State of Kansas, with full right, power and authority to enter into and perform this Agreement, and the execution and performance of this Agreement does not conflict with or violate any agreement to which it is a party, any court order to which it is subject, or its Articles of Incorporation or Bylaws.

     (b) Consultant/Licensor. Consultant/Licensor represents, warrants and covenants that it is a corporation duly formed, existing and in good standing under the laws of the state of its incorporation, with full right, power and authority to enter into and perform this Agreement, and the execution and performance of this Agreement does not conflict with or violate any agreement to which it is a party, any court order to which it is subject, or any of its organizational documents. Consultant/Licensor further represents, warrants and covenants that (i) it is an investment adviser federally registered or exempt from registration under the Investment Advisers Act of 1940, as amended, and any applicable state statutes, (ii) the Strategy, Intellectual Property and Consultant/Licensor Marks are the exclusive property of Consultant/Licensor and
(iii) neither the selection of Appropriate Securities pursuant to the Strategy nor the Intellectual Property or the License granted pursuant to this Agreement infringes or otherwise violates any third-party's intellectual property rights or other proprietary rights.

     10. Miscellaneous.

     (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without giving effect to any conflict of laws principles.

     (b) Arbitration. Except as to any matter as to which the parties may seek equitable relief, any dispute arising out of this Agreement shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Any such arbitration shall be held in the city of Chicago, in the State of Illinois. The arbitrator of any such controversy shall not have the authority to modify or alter any express condition or provision of this Agreement. Any arbitration award rendered under this Section shall be final and binding, and judgment may be entered on the award in any court of competent jurisdiction.

     (c) Entire Agreement. This Agreement, including the Appendices and Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements relating to the subject matter hereof.

     (d) Assignment. Consultant/Licensor shall not assign any rights or delegate any obligations under this Agreement without the prior written consent of Guggenheim, which consent shall not be unreasonably withheld. Any assignment in violation of this provision shall be void. Guggenheim may assign its rights and obligations under this Agreement to any successor in interest to all or substantially all of Guggenheim's assets, provided, however, such assignee agrees to be bound by all of the terms and conditions of this Agreement. This Agreement shall be binding upon the heirs, successors, legal representatives and permitted assigns of the parties.

     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (f) Survival. The provisions of Sections 6, 7, 8, 10(a), 10(b), and 10(f) shall survive the termination of this Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                                FLAHERTY & CRUMRINE INCORPORATED

                                                By
                                                  ------------------------------
                                                              Name: Chad Conwell
                                                 Title: Executive Vice President



                                         GUGGENHEIM FUNDS DISTRIBUTORS, LLC., AS
                                                            SPONSOR OF THE TRUST

                                                By
                                                  ------------------------------
                                                           Name: Dennis Dunleavy
                                                        Title: Managing Director


                                   SCHEDULE A
                                  THE STRATEGY


Investment Objective

The primary objective is to provide high current income with a secondary objective of capital appreciation.

Principal Investment Strategy

The sponsor has selected Flaherty & Crumrine, Incorporated to serve as the Trust's portfolio consultant. The portfolio consultant is responsible for assisting the sponsor with the selection of the Trust's portfolio.

The Trust will consist of a diversified portfolio of exchange-listed preferred stocks and trust preferred securities based upon Flaherty & Crumrine's proprietary preferred securities database and its internally generated credit research

In choosing the securities the primary factors include, but are not limited to; credit quality of the issuer and the liquidity and dividend yield of the security.

                                   SCHEDULE B

                           CONSULTANT/LICENSOR MARKS

Flaherty & Crumrine Incorporated

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